Exhibit 99.1

                             JOINT FILING AGREEMENT

         In accordance with Rule 16a-1(a)(3) and 16a-3(j) of the Securities Exchange Act of 1934, as amended, and General Instruction 4(b)(v) of Form 4, the undersigned hereby execute this attachment as joint filers with respect to the foregoing Statement of Changes in Beneficial Ownership regarding the shares of Class A common stock (NASDAQ: DCEL) and Class B common stock of Dobson Communications Corporation.

Dated: August 24, 2005


                            Everett R. Dobson
                            14201 Wireless Way
                            Oklahoma City, OK 73134

                            /s/ Everett R. Dobson
                            ----------------------------


                            Stephen T. Dobson
                            14201 Wireless Way
                            Oklahoma City, OK 73134

                            /s/ Stephen T. Dobson
                            ----------------------------